Exhibit 99.1

CLARIENT COMPLETES SECOND TRANCHE OF PRIVATE PLACEMENT OF
CONVERTIBLE PREFERRED STOCK WITH OAK INVESTMENT PARTNERS

$40 Million in Total Proceeds Retire Safeguard Mezzanine Debt Facility;

Support Profitable Growth

Aliso Viejo, Calif., May 18, 2009 – Clarient, Inc. (Nasdaq: CLRT), a premier anatomic pathology and molecular testing services resource for pathologists, oncologists and the pharmaceutical industry, announced today that it has completed the second tranche of a private placement of convertible preferred stock with Oak Investment Partners, a multi-stage venture capital firm based in Westport, CT.  The second tranche for approximately $10.9 million, combined with $29.1 million in proceeds from the first tranche that closed March 26, 2009, will retire $31 million in Clarient borrowings and bolster working capital.

“As we stated in the initial financing announcement, this transaction strengthens Clarient’s financials, streamlining our balance sheet and moving us tangibly closer to our goal of sustainable profitability,” said Ron Andrews, Vice Chairman and Chief Executive Officer.  “Oak is an excellent strategic partner with deep expertise in life sciences that will help Clarient continue its robust growth and expand our share of the dynamic cancer-diagnostic services market.”

Clarient intends to retire a $10 million mezzanine debt facility from Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. (NYSE: SFE), a provider of growth capital for entrepreneurial and innovative technology and life sciences companies based in Wayne, PA. The mezzanine debt would have matured February 28, 2010.  In addition, the facility carries an annual interest rate of 14% and would have required the issuance of a substantial number of warrants beginning June 1, 2009, if it were not terminated before that date.

“This transaction has the added benefit of reducing interest expense, fees and amortization expense by $12 million for the remainder of 2009 which greatly enhances Clarient’s potential for net earnings by year end.” Andrews concluded.

The purchase price of the Clarient Series A convertible preferred stock was $7.60 per share, which equates to an effective purchase price of $1.90 per share of underlying common stock or approximately market price at the date the financing was agreed upon.  Under terms of the private placement, Oak may convert at any time one convertible preferred share into four shares of Clarient common stock.  After one year, preferred shares, which do not accrue dividends, convert automatically into common shares if Clarient shares trade above $4.75 per share for 20 days of a 30 consecutive trading-day period.  After four years, Clarient may redeem any unconverted preferred shares at $7.60 per share plus any undeclared but unpaid dividends.

Upon mutual agreement after the closing of the second tranche, Oak may purchase up to an additional $10 million of Clarient preferred shares, providing the company access to capital for strategic opportunities that would accelerate the company’s growth.

The private placement gives Oak effective control of approximately 21% of Clarient’s outstanding shares and reduces Safeguard’s position to approximately 47% from nearly 62% at December 31, 2008.  With certain exceptions, preferred shares will be voted with common shares on an as-converted basis.  Safeguard first took an ownership stake in Clarient in 1996, increasing its position over time.

About Clarient

Clarient combines innovative diagnostic technologies with world class pathology expertise to assess and characterize cancer. Clarient’s mission is to become the leader in cancer diagnostics by dedicating itself to collaborative relationships with the healthcare community to translate cancer discovery and research into better patient care. The Company’s principal customers include pathologists, oncologists, hospitals and biopharmaceutical companies. The rise of individualized medicine as the new direction in oncology has created the need for a centralized resource providing leading diagnostic technologies, such as flow cytometry and molecular testing. Clarient is that resource, having created a state-of-the-art commercial cancer laboratory providing the most advanced oncology testing and diagnostic services available both onsite and over the web. The Company is also developing new, proprietary “companion” diagnostic markers for therapeutics in breast, prostate, lung and colon cancers, and leukemia/lymphoma. Clarient is a Safeguard Scientifics, Inc. partner company. www.clarientinc.com

About Oak Investment Partners

Oak Investment Partners is a multi-stage venture capital firm with a total of $8.4 billion in committed capital. The primary investment focus is on high growth opportunities in Healthcare Information and Services, Information Technology and Software Outsourced Services, Consumer Internet/New Media, Financial Services Technology, Clean Energy, Broadband Internet and Wireless Communications, and Retail. Over a 30-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 481 companies at key points in their lifecycles. Oak has been involved in the formation of companies, funded spinouts of operating divisions and technology assets, and provided growth equity to mid- and late-stage private businesses and to public companies through PIPE investments. Representative Oak healthcare investments include Genzyme Corporation, Cephalon, ViroPharma, American Esoteric Laboratories, athenahealth, Psychiatric Solutions, and United BioSource Corporation. www.oakinv.com

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Internet / New Media, Financial Services IT and Healthcare IT, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine and Specialty Pharmaceuticals with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward Looking Statements

Certain statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the Company’s ability to continue to develop and expand its diagnostic services business, the Company’s ability to expand and maintain a successful sales and marketing organization, the Company’s ability to maintain compliance with financial and other covenants under the Company’s credit facilities, limitations on the Company’s ability to borrow funds under its credit facilities based on the Company’s qualified accounts receivable and other liquidity factors, the Company’s ability to obtain annual renewals of or replacements for its credit facilities, the effects of a going concern audit opinion on the Company’s operations, the Company’s ability to successfully transition its billing function in-house from a third party vendor, whether the conditions to payment of all or any portion of the contingent consideration from the Company’s prior sale of its instrument systems business to Zeiss are satisfied, the Company’s ability to remediate the material weaknesses in the Company’s internal control over financial reporting, the continuation of favorable third party payer reimbursement for laboratory tests, the Company’s ability to obtain additional financing on acceptable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, the Company’s ability to fund development of new diagnostic tests and novel markers and the amount of resources the Company determines to apply to novel marker development and commercialization, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The Company does not assume any obligation to update any forward-looking statements or other information contained in this document.